FOR IMMEDIATE RELEASE
                                                          Contact:
                                                          John Halecky
                                                          Investor Relations
                                                          (973) 377-4646
                                                          (908) 242-6251

             Clearview Cinema Group To Complete $80 Million Offering

CHATHAM, NEW JERSEY (JUNE 11, 1998)- - Clearview Cinema Group, Inc. (AMEX: CLV) announced today that it will issue on Friday, June 12, $80 million of 10.875% Senior Notes due 2008 to qualified institutional buyers, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended, or in offshore transactions pursuant to Regulation S under that Act.

The Company intends to use the net proceeds to refinance existing indebtedness, to redeem its Class B Preferred Stock, to fund a number of pending acquisitions and a new theatre development, to pay the fees and expenses of the offering, and for general corporate purposes.

The issuance of the Notes by Clearview will not be, and has not been, registered under the Securities Act and the Notes may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements of the Securities Act.



                                     - 5 -